EXHIBIT 99

$TDCH, $AAPL, 30DC COMMENCES NINTH ANNUAL ONLINE TRAINING PROGRAM - "THE CHALLENGE"

GENERATING THE FIRST DOLLAR ONLINE VIA THE CREATION OF DIGITAL INFORMATION PRODUCTS

New York, NY, September 11, 2013, 30DC, Inc. (OTC: TDCH), a provider of web-based tools for the monetization of digital content, today announced that its annual "Thirty Day Challenge" ("The Challenge" or "Challenge") is underway for 2013. The Challenge is a free, comprehensive e-commerce training program for both new and experience web entrepreneurs, with over 205,000 participants since inception, making it one of the longest running e-commerce training programs on the web. The program has been specifically retooled to include up to date strategies for reaching mobile customers, as people are spending more time on mobile platforms.

While techniques and strategies have changed since 2005 as the nature of the Internet has evolved, The Challenge now enables participants to take full advantage of the current trends in eCommerce and social media. The Challenge was developed from within 30DC's online community of digital entrepreneurs through crowd sourcing, and makes use of the latest and most updated techniques for traffic generation and online success.

The program's main goals are to show participants how to create a digital information product within a niche market that can be sold within 30 days, and how to become an influencer or market leader in a niche or hobby that participants are passionate about. The Challenge is the first experience with 30DC for many participants. Management believes that over time a good number of participants will become long term subscribers and paying customers for 30DC's product offerings.

Within its ongoing 30-day format, each program week is six days (with a time commitment of as little as a half hour per day) plus one day's rest (which program participants can use to catch up if needed). Via the seven-module approach, program participants are taught cutting-edge tools and techniques through short videos with action steps, with absolutely no pre-requisites required. Topics of interest for the 2013 edition of The Challenge include:

-Market research and finding a suitable business niches

-Traffic and conversion strategies

-Digital information product creation, distribution, and selling strategies

-Using social media to build a tribe

-Mind mapping, free writing, outsourcing and ghostwriting

-Setting up an authors website

-Affiliate programs

-List building

-The psychology of selling

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-Generating ratings and reviews

-Paid advertisement including Facebook and Google Adwords

-Measuring performance via analytics

Perspective online entrepreneurs and content creators worldwide interested in learning about creating digital information products quickly and easily that people are will to pay for are encouraged to sign up for the 2013 Challenge.

About 30DC, Inc

30DC provides web-based tools for the monetization of digital content. For addition information on 30DC, please download our corporate fact sheet:

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings and pursuit of new markets are forward looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For additional: Greg Laborde. 30DC, Inc.
Phone: 212-962-4400 Ext 82
E-mail: greg.laborde@30dcinc.com or
visit http://www.30dcinc.com
Source: 30DC, Inc.